Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated March 8, 2006, except for Note 24, as to which the date is January 19, 2007, with respect to the consolidated statement of financial condition of AmericanWest Bancorporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the three years ended December 31, 2005, and in our same report with respect to the effectiveness of internal control over financial reporting and management’s assessment of that effectiveness, which report is included in the amended annual report on Form 10-K/A of AmericanWest Bancorporation for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement.

/s/    Moss Adams LLP

Spokane, Washington

February 7, 2007